UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

ERGO SCIENCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-69172	04-3565746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

790 Turnpike St., Suite 202		01845
North Andover, MA		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (978) 688-8833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 11, 2006, Nadim S. Nsouli resigned from the Board of Directors of Ergo Science Corporation (the “Company”), and from the Audit Committee of the Board of Directors of the Company.  Mr. Nsouli had no disagreements with the Company or its management relating to the Company’s operations, policies or practices.

On September 12, 2006, the Board of Directors of the Company elected Robin P. Dummett to the Board of Directors of the Company and to the Audit Committee of the Board of Directors of the Company to fill the vacancy left by Mr. Nsouli’s resignation.

Mr. Dummett was a private equity investor with CVC Capital Partners, a leading private equity firm based in London, England, from January 1998 until April 2004.  Mr. Dummett is now a partner of Conversion Capital Partners Limited, an investment fund headquartered in London, England.  Mr. Dummett previously qualified as a mechanical engineer from Nottingham University BEng in Nottingham, UK, subsequently working for ICI Plc and PricewaterhouseCoopers where he qualified as an associated chartered accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERGO SCIENCE CORPORATION

Date: September 13, 2006	By:	/s/ Ling Kwok
Ling Kwok
Vice President, Business Development